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                                   EXHIBIT 1
                            JOINT FILING AGREEMENT


     This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock of Ravenswood Winery, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  April 20, 2001


                              CONSTELLATION BRANDS, INC.

                              By: /s/ Richard Sands
                                 --------------------------------------
                              Name: Richard Sands
                              Title: President and Chief Executive Officer



                              VVV ACQUISITION CORP.

                              By: /s/ Agustin Francisco Huneeus
                                 --------------------------------------
                              Name: Agustin Francisco Huneeus
                              Title: President